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                                                                  EXHIBIT 4.1

MORRISON KNUDSEN CORPORATION

MORRISON KNUDSEN CORPORATION
P. O. BOX 73/BOISE, IDAHO U.S.A.  83729
PHONE:  (208)386-6176/TELEX:368439
FAX: (208)386-5298

STEPHEN G. HANKS
EXECUTIVE VICE PRESIDENT AND
CHIEF LEGAL OFFICER


                                          Via Federal Express
                                          -------------------

August 8, 1995


Norwest Bank Minnesota, N.A.
161 North Concord Exchange
P. O. Box 738
South St. Paul, Minnesota 55075-0738

RE:  AMENDMENT TO RIGHTS AGREEMENT

Ladies and Gentlemen:

Pursuant to Section 25 of the Rights Agreement, dated as of June 12, 1986, as amended to date (as amended, "Rights Agreement"), by and between Morrison Knudsen Corporation, a Delaware corporation ("Company") and Norwest Bank Minnesota, N. A., as successor Rights Agent to Bank of America National Trust and Savings Association ("Rights Agent"), the Company, by resolution adopted by its Board of Directors, hereby amends the Rights Agreement as follows:

      1. Section 1(d) to the Rights Agreement is hereby amended by inserting the following after the words `after the date of such acquisition' and before the period:

            "; provided further, however, that a person shall not be deemed the Beneficial Owner of, or to Own Beneficially, Common Shares of the Company by virtue of such person being an initial holder of those certain Warrants to Purchase Common Stock of the Company to be issued in connection with that certain Override Agreement and related Securities Purchase Agreement among the Company, Morrison Knudsen Corporation, an Ohio corporation, the lenders who are signatories thereto and Mellon Bank, N.A., as agent to certain of such lenders".

      2. This Amendment to Rights Agreement shall be effective as of August 1, 1995 (the "Effective Date"), and all references to the Rights Agreement shall, as of and after the Effective Date, be deemed to be references to the Rights Agreement, as amended by this Amendment.

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MORRISON KNUDSEN CORPORATION


Norwest Bank Minnesota, N.A.
August 8, 1995
Page Two



      3. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Very truly yours,

MORRISON KNUDSEN CORPORATION

      /s/ Stephen G. Hanks
By  ________________________________
    Stephen G. Hanks
    Executive Vice President
    and Chief Legal Officer


                                    Accepted and agreed to as
                                    of the Effective Date:

                                    NORWEST BANK MINNESOTA, N.A.


                                          /s/ Suzanne M. Swits
                               By     _________________________________
                               Name   Suzanne M. Swits
                               Title  Assistant Secretary